Exhibit 4.3
                                                               -----------

                               PROMISSORY NOTE
                               UNSECURED DEMAND



$  32,000.00                                                November 22, 1996
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For value received,  Sono-Tek  Corporation (the "Borrower"),  hereby promises to pay to the order of James L. Kehoe (the "Lender") Thirty-two thousand dollars ON DEMAND.

The Borrower agrees to pay interest from the date hereof on the unpaid balance of this note, at a rate per annum equal to 10.25%. Interest shall be calculated on the basis of a 360 day year.

The Borrower agrees to pay all costs and expenses, such as wire transfer fees, bank fees or broker charges, incurred by Lender to effect this loan.





Borrower:   Sono-Tek Corporation
            2012 Rt. 9W Bldg. 3
            Milton, NY 12547




Signature   /s/ Harvey L. Berger      President
            --------------------
            Harvey L. Berger





Signature   /s/ J. Duncan Urquhart    Controller & Treasurer
            ----------------------
            J. Duncan Urquhart